UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2025

SERES THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37465	27-4326290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Sidney Street - 4th Floor
Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 945-9626

Not Applicable

(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MCRB	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2025, the Board of Directors (the “Board”) of Seres Therapeutics, Inc. (the “Company”) increased its size to provide for a total of nine directors authorized to serve on the Board and appointed Hans-Juergen Woerle, M.D., as a Class III director of the Company, effective immediately. Dr. Woerle has been appointed to serve on the Science and Clinical Development Committee of the Board (the “Science and Clinical Development Committee”).

Dr. Woerle, age 59, has served as Chief Medical Officer and Chief Scientific Officer at Nestlé Health Science S.A. since November 2018, where he is responsible for global research and development strategy. Dr. Woerle has served on the board of directors of Cerecin Inc., a clinical-stage biotechnology company, from June 2020 to September 2024. He currently serves on the board of directors of Enterome, SA, a clinical-stage biopharmaceutical company, since June 2020. Dr. Woerle is a board-certified physician and a specialist in internal medicine and endocrinology, holding an adjunct professorship at University of Ulm. Dr. Woerle earned his bachelors degree, masters degree and medical degree from Ludwig Maximilian University.

Pursuant to Section 7.1 of the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of September 30, 2024, by and between the Company and Société des Produits Nestlé S.A. (“Nestlé”), for so long as Nestlé (together with its Affiliates, as defined in the Securities Purchase Agreement) beneficially owns at least ten percent of the Company’s outstanding shares of common stock, Nestlé has the right to designate one director for election to the Board, and Nestlé has designated Dr. Woerle as such designee.

Dr. Woerle will participate in the Company’s standard compensation program for non-employee directors, including an annual retainer of $45,000, an annual retainer for service on the Science and Clinical Development Committee of $7,500 and an initial award of an option to purchase 120,000 shares of the Company’s common stock (the “Initial Award”). The Initial Award has an exercise price equal to $0.8056, the closing price per share of the Company’s common stock on the date of grant, and will vest and become exercisable in four substantially equal annual installments following the date of grant or in full immediately prior to the occurrence of a change in control, subject to continued service on the Board through each such vesting date.

Dr. Woerle will also enter into the Company’s standard indemnification agreement for directors and officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERES THERAPEUTICS, INC.

Date: February 6, 2025	By:	/s/ Thomas J. DesRosier
	Name:	Thomas J. DesRosier
	Title:	Executive Vice President and Chief Legal Officer